UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CBRRF	OTCID
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBGGF	OTCID
Warrants to purchase Class A Ordinary Shares	CBRGF	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 12, 2025, Chain Bridge I (the “Company”) received a written notice from the OTC Markets Group (“OTC”) notifying the Company that, because the Company’s public float as it is currently displayed on the Company profile is less than 10% of the total shares outstanding, the Company is not currently in compliance with the public float requirement for continued listing on OTCQB Venture Market (“OTCQB”), as set forth in Section 2 of the OTCQB listing.

On February 11, 2026, the Company received a written notice from OTC indicating that the cure period has now expired. Consequently, the Company’s securities were moved from the OTCQB market to the OTCID Basic Market (“OTCID”) on February 12, 2026. OTC further notified the Company that if it would like to be moved back to OTCQB, it must increase public float to at least 10% of the total shares outstanding and meet all of the eligibility requirements under Section 1 of the OTCQB listing standards.

The Company will continue to file its periodic reports and remain subject to the reporting obligations under the Securities Exchange Act of 1934. The Company is actively evaluating strategic options to regain compliance with relevant listing standards and remains committed to upholding transparency and stability for all stakeholders.

The transition of the Company’s common stock and warrants to the OTCID is not expected to affect the Company’s business operations or its reporting requirements under the rules of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2025

CHAIN BRIDGE I

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Chief Executive Officer

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